EX-99.CERT 11(b)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. ss.1350, and accompanies the report on Form N-CSR for the period ended July 31, 2007 of Connecticut Daily Tax Free Income Fund, Inc. (the "Company").

Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

         (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

By (Signature and Title)* /s/ Michael P. Lydon
                              Michael P. Lydon, President
Date: October 5, 2009

By (Signature and Title)* /s/ Joseph Jerkovich
                             Joseph Jerkovich, Assistant Secretary and Treasurer

Date: October 5, 2009